INDEPENDENT AUDITORS' CONSENT


      We hereby consent to the incorporation by reference in Registration Statement Nos. 33-11718, 33-60928, 333-02289 of 4Kids Entertainment, Inc. on Form S-8 of our report dated March 27, 1998 appearing in this Annual Report on Form 10-K of 4Kids Entertainment, Inc. for the year ended December 31, 1997



Deloitte & Touche LLP
March 31, 1998